EXHIBIT 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
October 22, 2026	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Earnings

for the Third Quarter of 2026

WASHINGTON, D.C. and CHARLESTON, WV-- United Bankshares, Inc. (NASDAQ: UBSI) (“United”), today reported earnings for the third quarter of 2026 of $128.7 million, or $0.94 per diluted share. Third quarter of 2026 results produced annualized returns on average assets, average shareholders’ equity, and average tangible common equity, a non-GAAP measure, of 1.50%, 9.24%, and 14.68%, respectively.

“Record net interest income, an expanding net interest margin, and strong organic growth drove earnings in the third quarter of 2026,” stated Richard M. Adams, Jr., United’s Chief Executive Officer. “Continuing to underpin our success are our disciplined expense control and credit underwriting cultures, as well as our ongoing focus on efficient capital allocation.”

Earnings for the second quarter of 2026 were $131.4 million, or $0.95 per diluted share, and annualized returns on average assets, average shareholders’ equity, and average tangible common equity were 1.56%, 9.53%, and 15.15%, respectively. Earnings for the third quarter of 2025 were $130.7 million, or $0.92 per diluted share, and annualized returns on average assets, average shareholders’ equity, and average tangible common equity were 1.57%, 9.58%, and 15.45%, respectively.

United Bankshares, Inc. Announces…

October 22, 2026

Page Two

Third quarter of 2026 compared to the second quarter of 2026

Earnings for the third quarter of 2026 were $128.7 million, or $0.94 per diluted share, as compared to earnings of $131.4 million, or $0.95 per diluted share, for the second quarter of 2026.

Net interest income for the third quarter of 2026 was a record $294.3 million, an increase of $8.9 million, or 3%, from the second quarter of 2026. Fully tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, also increased $8.9 million, or 3%, from the second quarter of 2026. The increase in net interest income and fully tax-equivalent net interest income was primarily due to loan growth that was largely funded by deposit growth, the impact of strategic purchases of higher yielding investment securities throughout 2026, and the impact of higher market interest rates. Average net loans and loans held for sale increased $227.5 million, or 4% on an annualized basis, from the second quarter of 2026. The yield on average net loans and loans held for sale increased 7 basis points from the second quarter of 2026. Average investment securities increased $94.7 million and the yield on average investment securities increased 15 basis points from the second quarter of 2026. Average interest-bearing deposits increased $164.8 million, or 3% on an annualized basis, from the second quarter of 2026. The rate paid on average interest-bearing deposits increased 4 basis points from the second quarter of 2026. The net interest margin was 3.86% and 3.81% for the third quarter of 2026 and the second quarter of 2026, respectively.

The provision for credit losses for the third quarter of 2026 was $6.2 million as compared to $5.0 million for the second quarter of 2026. The provision for credit losses for the third quarter of 2026 reflected $11.6 million of net charge-offs and a $5.4 million decrease in the allowance for loan & lease losses from the prior quarter-end. For the third quarter of 2026, $6.3 million of net charge-offs, and the corresponding decrease in the allowance for loan & lease losses, were related to an individually evaluated commercial loan relationship for which the charged-off exposure was fully reserved as of the prior quarter-end. The provision for credit losses for the second quarter of 2026 reflected $5.1 million of net charge-offs and a relatively flat allowance for loan & lease losses from the prior quarter-end.

Noninterest income for the third quarter of 2026 was $30.8 million, a decrease of $7.7 million, or 20%, from the second quarter of 2026. Net losses on investment securities were $348 thousand for the third quarter of 2026 as compared to net gains on investment securities of $2.8 million for the second quarter of 2026. Other noninterest income of $1.3 million for the third quarter of 2026 was a decrease of $2.7 million from the second quarter of 2026. Income from mortgage banking activities of $1.3 million for the third quarter of 2026 was a decrease of $1.6 million from the second quarter of 2026. Net losses on investment securities for the third quarter of 2026 were driven by net unrealized fair value losses on equity securities. Net gains on investment securities of $2.8 million for the second quarter of 2026 included a $5.9 million gain as a result of the sale of an unaffiliated company in which United held an investment, a $5.7 million gain from a VISA share exchange, and $1.0 million in unrealized fair value gains on equity securities partially offset by a $9.7 million loss on the sale of $81.0 million of available for sale (“AFS”) investment securities. The decrease in other noninterest income was primarily due to lower market values of underlying investments associated with postretirement benefit plans, which was largely offset by a decrease in postretirement benefit costs recorded in noninterest expense as described below. The decrease in income from mortgage banking activities was primarily due to a lower quarter-end valuation of mortgage derivatives and loans held for sale as well as due to lower mortgage production volume.

United Bankshares, Inc. Announces…

October 22, 2026

Page Three

Noninterest expense for the third quarter of 2026 was $156.7 million, an increase of $2.0 million, or 1%, from the second quarter of 2026. The increase in noninterest expense was driven by a $2.8 million increase in employee compensation and a $2.7 million increase in the expense for the reserve for unfunded loan commitments partially offset by a $3.7 million decrease in employee benefits. The increase in employee compensation was primarily due to higher salaries, reflecting strategic hiring and a full quarter’s impact of annual salary increases, as well as due to higher production-related commissions. The increase in the expense for the reserve for unfunded loan commitments reflected a larger increase in outstanding loan commitments during the third quarter of 2026 as compared with the increase during the second quarter of 2026. The decrease in employee benefits was primarily due to lower postretirement benefit costs and lower health insurance expenses.

For the third quarter of 2026, income tax expense was $33.4 million as compared to $32.8 million for the second quarter of 2026. This increase in income tax expense was driven by the impact of a higher effective tax rate partially offset by lower earnings. United’s effective tax rate was 20.6% and 20.0% for the third quarter of 2026 and second quarter of 2026, respectively.

Third quarter of 2026 compared to the third quarter of 2025

Earnings for the third quarter of 2026 were $128.7 million, or $0.94 per diluted share, as compared to earnings of $130.7 million, or $0.92 per diluted share, for the third quarter of 2025.

Net interest income for the third quarter of 2026 increased $14.1 million, or 5%, from the third quarter of 2025. Fully tax-equivalent net interest income also increased $14.1 million, or 5%, from the third quarter of 2025. The increase in net interest income and fully tax-equivalent net interest income was primarily due to a lower rate paid on average interest-bearing deposits, loan growth, and the impact of strategic purchases of higher yielding investment securities throughout 2026. These increases to net interest income and fully tax-equivalent net interest income were partially offset by a lower yield on average net loans and loans held for sale and growth in average interest-bearing deposits. The rate paid on average interest-bearing deposits decreased 33 basis points from the third quarter of 2025. Average net loans and loans held for sale increased $887.3 million, or 4%, from the third quarter of 2025. The yield on average net loans and loans held for sale decreased 18 basis points from the third quarter of 2025. Acquired loan accretion income decreased $2.6 million from the third quarter of 2025. Average investment securities increased $337.9 million and the yield on average investment securities increased 14 basis points from the third quarter of 2025. Average interest-bearing deposits increased $649.8 million, or 3%, from the third quarter of 2025. The net interest margin was 3.86% and 3.80% for the third quarter of 2026 and the third quarter of 2025, respectively.

The provision for credit losses was $6.2 million for the third quarter of 2026 as compared to $12.1 million for the third quarter of 2025.

Noninterest income for the third quarter of 2026 decreased $12.4 million, or 29%, from the third quarter of 2025. Net losses on investment securities were $348 thousand for the third quarter of 2026 as compared to net gains on investment securities of $10.4 million for the third quarter of 2025. Other noninterest income of $1.3 million for the third quarter of 2026 was a decrease of $1.1 million from the third quarter of 2025. Income from mortgage banking activities of $1.3 million for the third quarter of 2026 was a decrease of $1.2 million from the third quarter of 2025. Net gains on investment securities of $10.4 million for the third quarter of 2025 were primarily due to unrealized fair value gains on equity securities. The decrease in other noninterest income was primarily due to lower market values of underlying investments associated with postretirement benefit plans, which was largely offset by a decrease in postretirement benefit costs recorded in noninterest expense as described below. The decrease in income from mortgage banking activities was primarily due to a lower quarter-end valuation of mortgage derivatives and loans held for sale as well as due to lower mortgage production volume.

United Bankshares, Inc. Announces…

October 22, 2026

Page Four

Noninterest expense for the third quarter of 2026 increased $10.0 million, or 7%, from the third quarter of 2025. Employee compensation increased $5.3 million from the third quarter of 2025 primarily due to higher salaries, production-related commissions, and employee incentives. The expense for the reserve for unfunded loan commitments was $2.8 million for the third quarter of 2026 as compared to a net benefit in the expense for the reserve for unfunded loan commitments of $3.2 million for the third quarter of 2025. Partially offsetting these increases to noninterest expense was a $2.0 million decrease in employee benefits from the third quarter of 2025 primarily due to lower postretirement benefit costs and lower health insurance expenses.

Income tax expense for the third quarter of 2026 was flat from the third quarter of 2025, decreasing $298 thousand, or less than 1%. The impact of lower earnings was largely offset by a slightly higher effective tax rate. United’s effective tax rate was 20.6% and 20.5% for the third quarter of 2026 and third quarter of 2025, respectively.

First nine months of 2026 compared to the first nine months of 2025

Earnings for the first nine months of 2026 were $384.3 million, or $2.77 per diluted share, as compared to earnings of $335.8 million, or $2.36 per diluted share, for the first nine months of 2025.

Net interest income for the first nine months of 2026 was $862.1 million, an increase of $47.4 million, or 6%, from the first nine months of 2025. Fully tax-equivalent net interest income increased $47.3 million, or 6%, from the first nine months of 2025. The increase in net interest income and fully tax-equivalent net interest income was primarily due to a lower rate paid on average interest-bearing deposits and loan growth. These increases to net interest income and fully tax-equivalent net interest income were partially offset by a lower yield on average net loans and loans held for sale and growth in average interest-bearing deposits. Average net loans and loans held for sale increased $1.1 billion from the first nine months of 2025. The yield on average net loans and loans held for sale decreased 18 basis points from the first nine months of 2025. Acquired loan accretion income decreased $7.9 million from the first nine months of 2025. Average investment securities increased $227.2 million from the first nine months of 2025. Average interest-bearing deposits increased $930.3 million from the first nine months of 2025. The rate paid on average interest-bearing deposits decreased 36 basis points from the first nine months of 2025. The net interest margin was 3.82% and 3.77% for the first nine months of 2026 and the first nine months of 2025, respectively.

The provision for credit losses was $19.0 million for the first nine months of 2026. The provision for credit losses was $47.1 million for the first nine months of 2025, which included $18.7 million of provision recorded on purchased non-credit deteriorated (“non-PCD”) loans from the acquisition of Atlanta-based Piedmont Bancorp, Inc. (“Piedmont”), which was completed on January 10, 2025.

United Bankshares, Inc. Announces…

October 22, 2026

Page Five

Noninterest income for the first nine months of 2026 was relatively flat from the first nine months of 2025, decreasing $804 thousand, or less than 1%. A $6.7 million decrease in net gains on investment securities was largely offset by a $4.0 million increase in fees from brokerage services and a $1.6 million increase in other noninterest income. Net gains on investment securities for the first nine months of 2026 of $4.7 million included the gain as a result of the sale of an unaffiliated company in which United held an investment, the VISA share exchange gain, and a gain on the sale of equity securities partially offset by a loss on the sale of AFS investment securities. Net gains on investment securities for the first nine months of 2025 of $11.4 million were primarily due to unrealized fair value gains on equity securities. The increase in fees from brokerage services was primarily due to higher volume driven by growth in the business. The increase in other noninterest income was primarily due to higher market values of underlying investments associated with postretirement benefit plans, which was largely offset by an increase in postretirement benefit costs recorded in noninterest expense as described below.

Noninterest expense for the first nine months of 2026 was $464.2 million while noninterest expense was $448.3 million for the first nine months of 2025, which included $12.7 million in merger-related expenses. The increase in noninterest expense was driven by an $11.5 million increase in employee compensation, a $7.3 million increase in the expense for the reserve for unfunded loan commitments, a $3.5 million increase in employee benefits, a $2.1 million increase in software and equipment expense and smaller increases in several other categories of noninterest expense. These increases in noninterest expense were partially offset by a $5.8 million decrease in other noninterest expense, a $3.3 million decrease in data processing, and smaller decreases in several other categories of noninterest expense. The increase in employee compensation was primarily due to higher salaries, production-related commissions, employee incentives, and stock-based compensation costs. Employee compensation for the first nine months of 2025 included $1.5 million in merger-related expenses. The increase in employee benefits was primarily due to higher postretirement benefit and Federal Insurance Contributions Act (“FICA”) costs partially offset by lower health insurance expenses. The expense for the reserve for unfunded loan commitments for the first nine months of 2025 included $4.1 million in merger-related expense from the acquisition. Other noninterest expense for the first nine months of 2025 included $7.0 million of merger-related expenses. The decrease in data processing was primarily due to technology contract renegotiations. Other fluctuations in noninterest expense were driven by general operating expenses.

For the first nine months of 2026, income tax expense was $98.0 million as compared to $87.7 million for the first nine months of 2025. This increase in income tax expense was driven by the impact of higher earnings partially offset by a lower effective tax rate. United’s effective tax rate was 20.3% and 20.7% for the first nine months of 2026 and first nine months of 2025, respectively.

Credit Quality

At September 30, 2026, non-performing loans (“NPLs”) were $109.9 million, or 0.43% of loans & leases, net of unearned income. Total non-performing assets (“NPAs”) were $121.1 million, including other real estate owned (“OREO”) of $11.2 million, or 0.35% of total assets at September 30, 2026. At June 30, 2026, NPLs were $110.6 million, or 0.44% of loans & leases, net of unearned income. Total NPAs were $120.9 million, including OREO of $10.2 million, or 0.36% of total assets at June 30, 2026. At December 31, 2025, NPLs were $101.5 million, or 0.41% of loans & leases, net of unearned income. Total NPAs were $110.3 million, including OREO of $8.9 million, or 0.33% of total assets at December 31, 2025.

As of September 30, 2026, the allowance for loan & lease losses was $294.1 million, or 1.16% of loans & leases, net of unearned income. As of June 30, 2026, the allowance for loan & lease losses was $299.5 million, or 1.20% of loans & leases, net of unearned income. At December 31, 2025, the allowance for loan & lease losses was $297.5 million, or 1.20% of loans & leases, net of unearned income.

Net charge-offs were $11.6 million, or 0.18% on an annualized basis as a percentage of average loans & leases, net of unearned income for the third quarter of 2026. Net charge-offs were $5.1 million, or 0.08% on an annualized basis as a percentage of average loans & leases, net of unearned income for the second quarter of 2026. Net charge-offs were $20.0 million, or 0.33% on an annualized basis as a percentage of average loans & leases, net of unearned income for the third quarter of 2025. Net charge-offs were $22.4 million, or 0.12% on an annualized basis as a percentage of average loans & leases, net of unearned income for the first nine months of 2026. Net charge-offs were $36.4 million, or 0.20% on an annualized basis as a percentage of average loans & leases, net of unearned income for the first nine months of 2025.

United Bankshares, Inc. Announces…

October 22, 2026

Page Six

Capital

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 15.2% at September 30, 2026, while estimated Common Equity Tier 1 capital, Tier 1 capital, and leverage ratios are 12.9%, 12.9%, and 11.1%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0%, and a leverage ratio of 5.0%.

During the third quarter of 2026, United repurchased, under a previously announced stock repurchase plan, approximately 2.1 million shares of its common stock at an average price per share of $46.84. During the first nine months of 2026, United repurchased, under a previously announced stock repurchase plan, approximately 5.4 million shares of its common stock at an average price per share of $43.77.

About United Bankshares, Inc.

United Bankshares, Inc. (“United”) (NASDAQ: UBSI) is a financial services company with consolidated assets of approximately $34 billion as of September 30, 2026. United is the 35th largest banking company in the U.S. based on market capitalization. United is the parent company of United Bank, which has over 240 offices located across Washington, D.C., Virginia, West Virginia, Maryland, North Carolina, South Carolina, Ohio, Pennsylvania, and Georgia. For more information, visit ubsi-inc.com.

United Bankshares, Inc. Announces…

October 22, 2026

Page Seven

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its September 30, 2026 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2026 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as fully tax-equivalent (FTE) net interest income, average tangible common equity, return on average tangible common equity, and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income, the yield on earning assets, yield on investment securities, net interest margin, and interest spread are presented in this press release on a fully tax-equivalent basis. The fully tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although these are non-GAAP measures, United’s management believes these measures are more widely used within the financial services industry and provide better comparability of net interest income arising from taxable and tax-exempt sources and additional insight into the net interest margin by adjusting for differences in tax treatment of interest income sources. United uses this measure to monitor net interest income performance, net interest margin and yields on earning assets and investment securities and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis and considering net income, a return on average tangible common equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of shareholders’ equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

In this report, we have made various statements regarding current expectations or forecasts of future events, which speak only as of the date the statements are made. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are also made from time-to-time in press releases and in oral statements made by the officers of the Company. Forward-looking statements can be identified by the use of the words “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe,” “anticipate,” and other words of similar meaning. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. United cannot assure that any of these statements, estimates, or beliefs will be realized and actual results may differ from those contemplated in these “forward-looking statements.” The following factors, among others, could cause the actual results of United’s operations to differ materially from its expectations: (1) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve and the trade and tariff policies; (2) general competitive, economic, political and market conditions and other factors that may affect future results of United, including changes in asset quality and credit risk; the economic impact of oil and gas prices; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; (3) deposit attrition, client loss or revenue loss following completed mergers or acquisitions that may be greater than anticipated; (4) regulatory change risk resulting from new laws, rules, regulations, or accounting principles, including, without limitation, the possibility that regulatory agencies may require higher levels of capital above the current regulatory-mandated minimums and the possibility of changes in accounting standards, policies, principles and practices; (5) the cost and effects of cyber incidents or other failures, interruptions, or security breaches of United’s systems and those of our customers or third-party providers; (6) competitive pressures on product pricing and services; (7) success, impact, and timing of United’s business strategies, including market acceptance of any new products or services; (8) volatility and disruptions in global capital and credit markets; (9) operational, technological, cultural, regulatory, legal, credit and other risks associated with the exploration, consummation and integration of potential future acquisitions; (10) catastrophic events such as hurricanes, tornados, earthquakes, floods or other natural or human disasters, including public health crises and infectious disease outbreaks, as well as any government actions in response to such events; (11) geopolitical risk from terrorist activities and armed conflicts that may result in economic and supply disruptions, and loss of market and consumer confidence; (12) the risks of fluctuations in market prices for United common stock that may or may not reflect economic condition or performance of United; and (13) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations. For more information about factors that could cause actual results to differ materially from United’s expectations, refer to its reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and United undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult further disclosures United may make on related subjects in our filings with the SEC.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Nine Months Ended
	September 2026	June 2026	September 2025	September 2026	September 2025
EARNINGS SUMMARY:
Interest income	$431,690	$418,197	$430,957	$1,265,816	$1,255,800
Interest expense	137,439	132,885	150,842	403,738	441,093

Net interest income	294,251	285,312	280,115	862,078	814,707
Provision for credit losses	6,241	4,961	12,095	18,978	47,087
Noninterest income	30,845	38,506	43,204	103,414	104,218
Noninterest expense	156,714	154,715	146,741	464,243	448,334

Income before income taxes	162,141	164,142	164,483	482,271	423,504
Income taxes	33,437	32,765	33,735	97,990	87,729

Net income	$128,704	$131,377	$130,748	$384,281	$335,775

PER COMMON SHARE:
Net income:
Basic	$0.94	$0.95	$0.92	$2.78	$2.36
Diluted	0.94	0.95	0.92	2.77	2.36
Cash dividends	0.38	0.38	0.37	$1.14	$1.11
Book value	40.14	40.24	38.58
Closing market price	$45.94	$45.83	$37.21
Common shares outstanding:
Actual at period end, net of treasury shares	134,872,427	136,942,149	141,170,258
Weighted average-basic	136,426,622	137,982,273	141,547,684	137,876,209	141,901,752
Weighted average-diluted	137,031,300	138,417,644	141,960,608	138,371,305	142,209,810
FINANCIAL RATIOS(1):
Return on average assets	1.50%	1.56%	1.57%	1.52%	1.38%
Return on average shareholders’ equity	9.24%	9.53%	9.58%	9.28%	8.39%
Return on average tangible common equity (non-GAAP)(2)	14.68%	15.15%	15.45%	14.74%	13.63%
Average shareholders’ equity to average assets	16.23%	16.38%	16.37%	16.35%	16.40%
Net interest margin (FTE)	3.86%	3.81%	3.80%	3.82%	3.77%

		September 30 2026	June 30 2026	December 31 2025	September 30 2025
PERIOD END BALANCES:
Assets		$34,228,531	$33,751,832	$33,660,281	$33,407,181
Earning assets		30,534,364	30,066,445	30,014,321	29,734,793
Loans & leases, net of unearned income		25,460,258	24,994,524	24,709,122	24,519,706
Loans held for sale		17,712	35,224	31,277	24,226
Investment securities		3,841,941	3,659,031	3,400,400	3,359,524
Total deposits		27,710,734	27,170,747	27,060,939	26,883,520
Shareholders’ equity		5,413,913	5,510,537	5,495,983	5,445,715

Notes:

(1)	Applicable ratios are annualized.
(2)	See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 2026	June 2026	September 2025	September 2026	September 2025
Interest & Loan Fees Income (GAAP)	$431,690	$418,197	$430,957	$1,265,816	$1,255,800
Tax equivalent adjustment	713	787	781	2,280	2,354

Interest & Fees Income (FTE) (non-GAAP)	432,403	418,984	431,738	1,268,096	1,258,154
Interest Expense	137,439	132,885	150,842	403,738	441,093

Net Interest Income (FTE) (non-GAAP)	294,964	286,099	280,896	864,358	817,061
Provision for Credit Losses	6,241	4,961	12,095	18,978	47,087
Noninterest Income:
Fees from trust services	5,118	5,190	4,970	15,165	14,683
Fees from brokerage services	6,606	6,764	6,264	20,773	16,771
Fees from deposit services	10,082	10,069	10,145	29,728	29,116
Bankcard fees and merchant discounts	2,227	2,367	1,858	6,571	5,711
Other charges, commissions, and fees	1,144	1,226	1,183	3,469	3,418
Income from bank-owned life insurance	3,422	3,134	3,460	9,550	10,448
Income from mortgage banking activities	1,283	2,922	2,495	6,760	7,577
Net (losses) gains on investment securities	(348)	2,785	10,442	4,702	11,388
Other noninterest income	1,311	4,049	2,387	6,696	5,106

Total Noninterest Income	30,845	38,506	43,204	103,414	104,218

Noninterest Expense:
Employee compensation	69,391	66,549	64,092	199,433	187,887
Employee benefits	12,621	16,296	14,641	44,897	41,366
Net occupancy	12,809	13,108	12,488	38,930	37,614
Data processing	7,142	7,148	8,135	21,291	24,542
Amortization of intangibles	1,838	1,838	2,340	5,514	7,022
OREO expense	298	516	201	1,289	459
Net losses on the sale of OREO properties	20	37	—	57	5
Software and equipment expense	9,597	9,435	8,540	27,772	25,673
FDIC insurance expense	4,425	4,550	4,345	13,451	13,605
Expense for the reserve for unfunded loan commitments	2,845	175	(3,181)	4,992	(2,272)
Other noninterest expense	35,728	35,063	35,140	106,617	112,433

Total Noninterest Expense	156,714	154,715	146,741	464,243	448,334

Income Before Income Taxes (FTE) (non-GAAP)	162,854	164,929	165,264	484,551	425,858
Tax equivalent adjustment	713	787	781	2,280	2,354

Income Before Income Taxes (GAAP)	162,141	164,142	164,483	482,271	423,504
Taxes	33,437	32,765	33,735	97,990	87,729

Net Income	$128,704	$131,377	$130,748	$384,281	$335,775

MEMO: Effective Tax Rate	20.62%	19.96%	20.51%	20.32%	20.72%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	September 30 2026	June 30 2026	December 31 2025	September 30 2025
Cash & Cash Equivalents	$1,882,389	$2,081,303	$2,542,250	$2,518,719
Securities Available for Sale	3,500,495	3,319,750	3,059,452	3,023,976
Less: Allowance for credit losses	—	—	—	—

Net available for sale securities	3,500,495	3,319,750	3,059,452	3,023,976
Securities Held to Maturity	1,020	1,020	1,020	1,020
Less: Allowance for credit losses	(13)	(14)	(16)	(17)

Net held to maturity securities	1,007	1,006	1,004	1,003
Equity Securities	25,765	30,107	34,760	34,694
Other Investment Securities	314,674	308,168	305,184	299,851

Total Securities	3,841,941	3,659,031	3,400,400	3,359,524

Total Cash and Securities	5,724,330	5,740,334	5,942,650	5,878,243

Loans held for sale	17,712	35,224	31,277	24,226
Commercial Loans & Leases	19,578,244	19,216,523	19,049,978	18,903,200
Mortgage Loans	5,018,722	4,958,277	4,854,418	4,802,370
Consumer Loans	876,516	831,438	816,224	825,585

Gross Loans	25,473,482	25,006,238	24,720,620	24,531,155
Unearned income	(13,224)	(11,714)	(11,498)	(11,449)

Loans & Leases, net of unearned income	25,460,258	24,994,524	24,709,122	24,519,706
Allowance for Loan & Lease Losses	(294,146)	(299,504)	(297,518)	(300,050)

Net Loans	25,166,112	24,695,020	24,411,604	24,219,656
Goodwill	2,018,848	2,018,848	2,018,848	2,018,864
Other Intangibles	26,753	28,591	32,267	34,608
Operating Lease Right-of-Use Asset	99,188	92,772	89,312	89,967
Other Real Estate Owned	11,198	10,212	8,857	6,891
Bank Owned Life Insurance	555,251	558,032	547,127	544,979
Other Assets	609,139	572,799	578,339	589,747

Total Assets	$34,228,531	$33,751,832	$33,660,281	$33,407,181

MEMO: Interest-earning Assets	$30,534,364	$30,066,445	$30,014,321	$29,734,793

Interest-bearing Deposits	$20,886,181	$20,439,014	$20,487,309	$20,295,609
Noninterest-bearing Deposits	6,824,553	6,731,733	6,573,630	6,587,911

Total Deposits	27,710,734	27,170,747	27,060,939	26,883,520
Short-term Borrowings	184,810	166,996	198,573	169,013
Long-term Borrowings	533,011	532,615	531,817	531,418

Total Borrowings	717,821	699,611	730,390	700,431
Operating Lease Liability	106,918	99,757	95,392	95,901
Other Liabilities	279,145	271,180	277,577	281,614

Total Liabilities	28,814,618	28,241,295	28,164,298	27,961,466

Preferred Equity	—	—	—	—
Common Equity	5,413,913	5,510,537	5,495,983	5,445,715

Total Shareholders’ Equity	5,413,913	5,510,537	5,495,983	5,445,715

Total Liabilities & Shareholders’ Equity	$34,228,531	$33,751,832	$33,660,281	$33,407,181

MEMO: Interest-bearing Liabilities	$21,604,002	$21,138,625	$21,217,699	$20,996,040

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Average Balance Sheets

	September 2026	June 2026	September 2025
	Q-T-D Average	Q-T-D Average	Q-T-D Average
Cash & Cash Equivalents	$2,134,727	$2,166,377	$2,396,950
Securities Available for Sale	3,395,531	3,306,377	3,063,171
Less: Allowance for credit losses	—	—	—

Net available for sale securities	3,395,531	3,306,377	3,063,171
Securities Held to Maturity	1,020	1,020	1,020
Less: Allowance for credit losses	(14)	(16)	(18)

Net held to maturity securities	1,006	1,004	1,002
Equity Securities	28,019	23,786	22,157
Other Investment Securities	316,468	309,340	302,668

Total Securities	3,741,024	3,640,507	3,388,998

Total Cash and Securities	5,875,751	5,806,884	5,785,948

Loans held for sale	24,056	34,273	30,368
Commercial Loans & Leases	19,330,469	19,174,662	18,683,691
Mortgage Loans	4,979,925	4,917,634	4,772,913
Consumer Loans	878,583	858,082	846,488

Gross Loans	25,188,977	24,950,378	24,303,092
Unearned income	(12,979)	(11,874)	(12,177)

Loans & Leases, net of unearned income	25,175,998	24,938,504	24,290,915
Allowance for Loan & Lease Losses	(299,439)	(299,614)	(307,983)

Net Loans	24,876,559	24,638,890	23,982,932
Goodwill	2,018,848	2,018,848	2,018,948
Other Intangibles	27,965	29,783	36,134
Operating Lease Right-of-Use Asset	94,716	88,433	89,820
Other Real Estate Owned	10,767	10,281	6,414
Bank Owned Life Insurance	559,014	554,079	542,684
Other Assets	560,888	558,830	576,522

Total Assets	$34,048,564	$33,740,301	$33,069,770

MEMO: Interest-earning Assets	$30,389,716	$30,101,804	$29,419,570

Interest-bearing Deposits	$20,670,359	$20,505,605	$20,020,573
Noninterest-bearing Deposits	6,817,000	6,672,733	6,614,586

Total Deposits	27,487,359	27,178,338	26,635,159
Short-term Borrowings	174,815	177,707	155,966
Long-term Borrowings	532,789	532,390	544,020

Total Borrowings	707,604	710,097	699,986
Operating Lease Liability	101,921	94,525	95,686
Other Liabilities	226,186	229,491	225,479

Total Liabilities	28,523,070	28,212,451	27,656,310

Preferred Equity	—	—	—
Common Equity	5,525,494	5,527,850	5,413,460

Total Shareholders’ Equity	5,525,494	5,527,850	5,413,460

Total Liabilities & Equity	$34,048,564	$33,740,301	$33,069,770

MEMO: Interest-bearing Liabilities	$21,377,963	$21,215,702	$20,720,559

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Nine Months Ended
	September	June	September	September	September
	2026	2026	2025	2026	2025
Quarterly/Year-to-Date Share Data:
Earnings Per Share:
Basic	$0.94	$0.95	$0.92	$2.78	$2.36
Diluted	$0.94	$0.95	$0.92	$2.77	$2.36
Common Dividend Declared Per Share	$0.38	$0.38	$0.37	$1.14	$1.11
High Common Stock Price	$49.62	$46.50	$39.11	$49.62	$39.56
Low Common Stock Price	$45.03	$41.12	$34.48	$37.92	$30.50
Average Shares Outstanding (Net of Treasury Stock):
Basic	136,426,622	137,982,273	141,547,684	137,876,209	141,901,752
Diluted	137,031,300	138,417,644	141,960,608	138,371,305	142,209,810
Common Dividends	$51,998	$52,606	$52,462	$157,777	$158,544
Dividend Payout Ratio	40.40%	40.04%	40.12%	41.06%	47.22%

		September 30	June 30	December 31	September 30
		2026	2026	2025	2025
EOP Share Data:
Book Value Per Share		$40.14	$40.24	$39.29	$38.58
Tangible Book Value Per Share (non-GAAP) (1)		$24.97	$25.29	$24.63	$24.03
52-week High Common Stock Price		$49.62	$46.50	$40.52	$44.43
Date		08/04/26	06/26/26	12/18/25	11/25/24
52-week Low Common Stock Price		$34.10	$34.10	$30.50	$30.50
Date		10/16/25	10/16/25	04/04/25	04/04/25
EOP Shares Outstanding (Net of Treasury Stock):		134,872,427	136,942,149	139,880,247	141,170,258
Memorandum Items:
Employees (full-time equivalent)		2,812	2,754	2,740	2,779

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)		$5,413,913	$5,510,537	$5,495,983	$5,445,715
Less: Total Intangibles		(2,045,601)	(2,047,439)	(2,051,115)	(2,053,472)

Tangible Common Equity (non-GAAP)		$3,368,312	$3,463,098	$3,444,868	$3,392,243
÷ EOP Shares Outstanding (Net of Treasury Stock)		134,872,427	136,942,149	139,880,247	141,170,258

Tangible Book Value Per Share (non-GAAP)		$24.97	$25.29	$24.63	$24.03

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended September 2026			Three Months Ended June 2026			Three Months Ended September 2025
	Average		Average	Average		Average	Average		Average
	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Selected Average Balances and Yields:
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$1,882,636	$17,826	3.76%	$1,916,842	$17,881	3.74%	$2,137,694	$24,053	4.46%
Investment securities:
Taxable	3,408,328	31,807	3.73%	3,310,627	29,535	3.57%	3,073,283	27,509	3.58%
Tax-exempt	198,137	1,487	3.00%	201,172	1,506	2.99%	195,293	1,522	3.12%

Total securities	3,606,465	33,294	3.69%	3,511,799	31,041	3.54%	3,268,576	29,031	3.55%
Loans and loans held for sale, net of unearned income (2)	25,200,054	381,283	6.01%	24,972,777	370,062	5.94%	24,321,283	378,654	6.18%
Allowance for loan losses	(299,439)			(299,614)			(307,983)

Net loans and loans held for sale	24,900,615		6.08%	24,673,163		6.01%	24,013,300		6.26%

Total earning assets	30,389,716	$432,403	5.65%	30,101,804	$418,984	5.58%	29,419,570	$431,738	5.83%

Other assets	3,658,848			3,638,497			3,650,200

TOTAL ASSETS	$34,048,564			$33,740,301			$33,069,770

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$20,670,359	$130,563	2.51%	$20,505,605	$126,141	2.47%	$20,020,573	$143,445	2.84%
Short-term borrowings	174,815	1,436	3.26%	177,707	1,425	3.22%	155,966	1,420	3.61%
Long-term borrowings	532,789	5,440	4.05%	532,390	5,319	4.01%	544,020	5,977	4.36%

Total interest-bearing liabilities	21,377,963	137,439	2.55%	21,215,702	132,885	2.51%	20,720,559	150,842	2.89%

Noninterest-bearing deposits	6,817,000			6,672,733			6,614,586
Accrued expenses and other liabilities	328,107			324,016			321,165

TOTAL LIABILITIES	28,523,070			28,212,451			27,656,310
SHAREHOLDERS’ EQUITY	5,525,494			5,527,850			5,413,460

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$34,048,564			$33,740,301			$33,069,770

NET INTEREST INCOME		$294,964			$286,099			$280,896

INTEREST SPREAD			3.10%			3.07%			2.94%
NET INTEREST MARGIN			3.86%			3.81%			3.80%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a fully tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Non-accruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Nine Months Ended September 2026			Nine Months Ended September 2025
	Average		Average	Average		Average
	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Selected Average Balances and Yields:
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$2,011,479	$56,417	3.75%	$2,098,511	$70,412	4.49%
Investment securities:
Taxable	3,270,808	87,424	3.56%	3,048,195	81,126	3.55%
Tax-exempt	201,321	4,495	2.98%	196,778	4,543	3.08%

Total securities	3,472,129	91,919	3.53%	3,244,973	85,669	3.52%
Loans and loans held for sale, net of unearned income (2)	25,016,311	1,119,760	5.98%	23,947,635	1,102,073	6.15%
Allowance for loan losses	(298,871)			(308,868)

Net loans and loans held for sale	24,717,440		6.05%	23,638,767		6.23%

Total earning assets	30,201,048	$1,268,096	5.61%	28,982,251	$1,258,154	5.80%

Other assets	3,639,635			3,630,874

TOTAL ASSETS	$33,840,683			$32,613,125

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$20,597,158	$383,432	2.49%	$19,666,836	$418,889	2.85%
Short-term borrowings	178,289	4,300	3.22%	162,776	4,358	3.58%
Long-term borrowings	532,388	16,006	4.02%	549,771	17,846	4.34%

Total interest-bearing liabilities	21,307,835	403,738	2.53%	20,379,383	441,093	2.89%

Noninterest-bearing deposits	6,670,529			6,561,681
Accrued expenses and other liabilities	328,095			322,358

TOTAL LIABILITIES	28,306,459			27,263,422
SHAREHOLDERS’ EQUITY	5,534,224			5,349,703

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$33,840,683			$32,613,125

NET INTEREST INCOME		$864,358			$817,061

INTEREST SPREAD			3.08%			2.91%
NET INTEREST MARGIN			3.82%			3.77%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a fully tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Non-accruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended						Nine Months Ended
	September		June		September		September		September
	2026		2026		2025		2026		2025
Selected Financial Ratios(1):
Return on Average Assets	1.50%		1.56%		1.57%		1.52%		1.38%
Return on Average Shareholders’ Equity	9.24%		9.53%		9.58%		9.28%		8.39%
Return on Average Tangible Common Equity (non-GAAP) (2)	14.68%		15.15%		15.45%		14.74%		13.63%
Efficiency Ratio	48.21%		47.78%		45.39%		48.08%		48.79%
Price / Earnings Ratio	12.34	x	12.05	x	10.21	x	12.39	x	11.81	x

Notes:
(1) Applicable ratios are annualized.
(2) Return on Average Tangible Common Equity:
(a) Net Income (GAAP)	$128,704		$131,377		$130,748		$384,281		$335,775
(b) Number of Days	92		91		92		273		273
Average Total Shareholders’ Equity (GAAP)	$5,525,494		$5,527,850		$5,413,460		$5,534,224		$5,349,703
Less: Average Total Intangibles	(2,046,813)		(2,048,631)		(2,055,082)		(2,048,624)		(2,055,165)

(c) Average Tangible Common Equity (non-GAAP)	$3,478,681		$3,479,219		$3,358,378		$3,485,600		$3,294,538
Return on Average Tangible Common Equity (non-GAAP) [(a) / (b)] x 365 / (c)	14.68%		15.15%		15.45%		14.74%		13.63%

			September 30 2026		June 30 2026		December 31 2025		September 30 2025
Selected Financial Ratios:
Loans & Leases, net of unearned income / Deposit Ratio			91.88%		91.99%		91.31%		91.21%
Allowance for Loan & Lease Losses/ Loans & Leases, net of unearned income			1.16%		1.20%		1.20%		1.22%
Allowance for Credit Losses (3) / Loans & Leases, net of unearned income			1.31%		1.35%		1.35%		1.36%
Non-accrual Loans / Loans & Leases, net of unearned income			0.39%		0.40%		0.39%		0.45%
90-Day Past Due Loans / Loans & Leases, net of unearned income			0.04%		0.05%		0.02%		0.03%
Non-performing Loans / Loans & Leases, net of unearned income			0.43%		0.44%		0.41%		0.48%
Non-performing Assets / Total Assets			0.35%		0.36%		0.33%		0.37%
Primary Capital Ratio			16.63%		17.15%		17.15%		17.13%
Shareholders’ Equity Ratio			15.82%		16.33%		16.33%		16.30%
Price / Book Ratio			1.14	x	1.14	x	0.98	x	0.96	x

Note:

(3)	Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Nine Months Ended
	September	June	September	September	September
	2026	2026	2025	2026	2025
Mortgage Loans Held for Sale Data:
Loans originated	$68,529	$108,143	$91,228	$263,725	$283,722
Loans sold	86,041	102,154	104,055	277,290	303,856

		September 30	June 30	December 31	September 30
		2026	2026	2025	2025
Asset Quality Data:
EOP Non-Accrual Loans		$99,907	$99,301	$96,492	$110,236
EOP 90-Day Past Due Loans		9,987	11,346	4,974	6,631

Total EOP Non-performing Loans		$109,894	$110,647	$101,466	$116,867
EOP Other Real Estate Owned		11,198	10,212	8,857	6,891

Total EOP Non-performing Assets		$121,092	$120,859	$110,323	$123,758

	Three Months Ended			Nine Months Ended
	September	June	September	September	September
	2026	2026	2025	2026	2025
Allowance for Loan & Lease Losses:
Beginning Balance	$299,504	$299,599	$307,962	$297,518	$271,844
Initial allowance for acquired PCD loans	—	—	—	—	17,518
Gross Charge-offs	(12,283)	(6,113)	(21,790)	(25,226)	(39,733)
Recoveries	683	1,055	1,782	2,873	3,333

Net Charge-offs	(11,600)	(5,058)	(20,008)	(22,353)	(36,400)
Provision for Loan & Lease Losses (1)	6,242	4,963	12,096	18,981	47,088

Ending Balance	294,146	299,504	300,050	294,146	300,050
Reserve for lending-related commitments	40,067	37,222	32,639	40,067	32,639

Allowance for Credit Losses (2)	$334,213	$336,726	$332,689	$334,213	$332,689

Notes:

(1)	Nine months ended September 30, 2025 includes $18.7 million in provision for Piedmont acquired non-PCD loans.
(2)	Includes allowances for loan losses and lending-related commitments.